Exhibit 99.3

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 2, 2020, R.R. Donnelley & Sons, Inc. (“R.R. Donnelley” the "Company", “we”, “us”, and “our”), completed the previously announced sale of the assets of DLS Worldwide for $225.0 million cash, subject to a customary working capital adjustment and an escrow of $22.5 million pursuant to the terms of the Asset Purchase Agreement, dated September 14, 2020. We have completed our plan to exit the Company’s Logistics Business, which, in addition to DLS Worldwide, was comprised of our Print Logistics, our Courier Logistics, and our International Logistics businesses. On July 2, 2018, we completed the sale of our Print Logistics business. On March 2, 2020, we completed the sale of our Courier Logistics business, and on November 3, 2020 we completed the sale of our International Logistics business.  The DLSWW Transaction on its own, and all of these transactions collectively (the “Transactions”), are a significant disposition for the purposes of Item 2.01 of Form 8-K.  The Logistics Business is referred to collectively herein as the “Disposal Group”.

The following unaudited Pro Forma Condensed Consolidated Financial Statements were derived from the historical Condensed Consolidated Financial Statements of the Company, which were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").

The unaudited Pro Forma Condensed Consolidated Statements of Operations present the consolidated operating results of continuing operations, assuming the Transactions closed on January 1, 2017. No pro forma financial statements reflecting the impact of the sale of the Disposal Group are provided in this Form 8-K for the three and nine-month periods ending September 30, 2020 as the Disposal Group was classified as a discontinued operation in our consolidated statement of operations for those periods and included in our Quarterly Report on Form 10-Q which we filed on October 28, 2020.  The unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020, presents the consolidated financial position of the Company, assuming the Transactions occurred on that date.

The unaudited Pro Forma Condensed Consolidated Financial Statements of the Company are based on currently available information and assumptions that we believe are reasonable, that reflect the impact of events directly attributable to the Transactions that are factually supportable, and for purposes of the unaudited Pro Forma Condensed Consolidated Statements of Operations, that are expected to have a continuing impact on us. The unaudited Pro Forma Consolidated Financial Statements are intended for informational purposes only, and do not purport to represent what our financial position and results of operations actually would have been had the Transactions and related events occurred on the dates indicated, or to project our financial performance for any future period. Specifically, among other things, the pro forma financial information does not include working capital and other post-closing adjustments related to items affecting comparability, the effects of transition services arrangements with the buyers, or the impact of any future action we may take to align our cost structure with our remaining business.

The unaudited Pro Forma Condensed Consolidated Financial Statements are subject to the assumptions and adjustments described herein. Actual adjustments may differ materially from the information presented. The unaudited Pro Forma Condensed Consolidated Financial Information and accompanying notes should be read in connection with our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the period ended September 30, 2020.

Beginning in the third quarter of 2020, we presented the Disposal Group as discontinued operations in our Quarterly Report on Form 10-Q. We believe that the adjustments included within the Print Logistics, Courier Logistics, DLS Worldwide, Logistics International, and Logistics Services discontinued operations columns of the unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2019

(In millions, except per share amounts)

	As Reported	Less: DLS Worldwide (a)	Less: International Logistics (b)	Less: Courier Logistics (c)	Less: Logistics Services (e)		Pro Forma Continuing Operations
Net sales	6,276.2	546.3	143.2	113.5	-		5,473.2
Cost of sales	5,085.3	448.2	134.7	113.1			4,389.3
Gross profit	1,190.9	98.1	8.5	0.4	-		1,083.9
Selling, general and administrative expenses	776.2	78.7	7.8	2.0	-		687.7
Restructuring, impairment and other expense	135.3	-	-	-	98.6	(f)	36.7
Depreciation and amortization	169.2	0.6	1.7	0.3	4.0		162.6
Other operating expense	11.6	-	-	-	-		11.6
Income (loss) from operations	98.6	18.8	(1.0)	(1.9)	(102.6)		185.3
Interest expense-net	150.6	-	-	-	-		150.6
Investment and other (income) expense-net	(16.7)	-	-	-	-		(16.7)
Loss on debt extinguishment	0.8	-	-	-	-		0.8
(Loss) income before income taxes	(36.1)	18.8	(1.0)	(1.9)	(102.6)		50.6
Income tax expense	56.6				1.7		54.9
Net (loss) income	(92.7)	18.8	(1.0)	(1.9)	(104.3)		(4.3)
Less: income attributable to noncontrolling interests	0.5	-	-	-	-		0.5
Net (loss) income attributable to RRD common stockholders	(93.2)	18.8	(1.0)	(1.9)	(104.3)		(4.8)

Net loss per basic share	$(1.31)						$(0.07)
Net loss per diluted share	$(1.31)						$(0.07)

Weighted average shares -- basic	71.2						71.2
Weighted average shares -- diluted	71.2						71.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2018

(In millions, except per share amounts)

	As Reported	Less: DLS Worldwide (a)	Less: International Logistics (b)	Less: Courier Logistics (c)	Less: Print Logistics (d)	Less: Logistics Services (e)	Pro Forma Continuing Operations
Net sales	6,800.2	602.3	156.0	138.9	200.6	-	5,702.4
Cost of sales	5,544.8	491.3	145.0	133.9	194.3	-	4,580.3
Gross profit	1,255.4	111.0	11.0	5.0	6.3	-	1,122.1
Selling, general and administrative expenses	830.4	83.2	6.4	2.4	8.9	-	729.5
Restructuring, impairment and other expense	38.8	-	-	0.1	-	0.1	38.6
Depreciation and amortization	181.4	0.1	1.7	0.6	1.0	5.3	172.7
Other operating income	(3.8)	-	-	-	(3.6)		(0.2)
Income (loss) from operations	208.6	27.7	2.9	1.9	0.0	(5.4)	181.6
Interest expense-net	168.3	-	-	-	-	-	168.3
Investment and other (income) expense-net	(20.4)	-		-	-		(20.4)
Loss on debt extinguishment	32.4	-	-	-	-	-	32.4
Income (loss) before income taxes	28.3	27.7	2.9	1.9	0.0	(5.4)	1.3
Income tax expense	37.9	-	-	-	-	6.5	31.4
Net (loss) income	(9.6)	27.7	2.9	1.9	0.0	(11.9)	(30.1)
Less: income attributable to noncontrolling interests	1.4	-	-	-	-	-	1.4
Net (loss) income attributable to RRD common stockholders	(11.0)	27.7	2.9	1.9	0.0	(11.9)	(31.5)

Net loss per basic share	$(0.16)						$(0.45)
Net loss per diluted share	$(0.16)						$(0.45)

Weighted average shares -- basic	70.6						70.6
Weighted average shares -- diluted	70.6						70.6

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

(In millions, except per share amounts)

	As Reported	Less: DLS Worldwide (a)	Less: International Logistics (b)	Less: Courier Logistics (c)	Less: Print Logistics (d)	Less: Logistics Services (e)	Pro Forma Continuing Operations
Net sales	6,939.6	519.4	140.5	129.0	436.4	-	5,714.3
Cost of sales	5,623.4	418.5	132.6	125.1	410.1	-	4,537.1
Gross profit	1,316.2	100.9	7.9	3.9	26.3	-	1,177.2
Selling, general and administrative expenses	860.4	68.0	7.9	4.2	16.7	-	763.6
Restructuring, impairment and other expense	53.0	-	-	-	0.3	0.1	52.6
Depreciation and amortization	191.4	1.5	3.6	0.8	4.2	-	181.3
Income (loss) from operations	211.4	31.4	(3.6)	(1.1)	5.1	(0.1)	179.7
Interest expense-net	179.6	-	-	-	-	-	179.6
Investment and other income-net	(63.8)	-	-	-	-	-	(63.8)
Loss on debt extinguishment	20.1	-	-	-	-	-	20.1
Income (loss) before income taxes	75.5	31.4	(3.6)	(1.1)	5.1	(0.1)	43.8
Income tax expense	108.7	-	-	-	-	11.5	97.2
Net (loss) income	(33.2)	31.4	(3.6)	(1.1)	5.1	(11.6)	(53.4)
Less: income attributable to noncontrolling interests	1.2	-	-	-	-	-	1.2
Net (loss) income attributable to RRD common stockholders	(34.4)	31.4	(3.6)	(1.1)	5.1	(11.6)	(54.6)

Net loss per basic share	$(0.49)						$(0.78)
Net loss per diluted share	$(0.49)						$(0.78)

Weighted average shares -- basic	70.2						70.2
Weighted average shares -- diluted	70.2						70.2

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”) UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2020

(In millions, except per share amounts)

	As Reported	DLS Worldwide (a)		International Logistics (b)		Pro Forma Continuing Operations
ASSETS
Cash and cash equivalents	$414.8	$197.0	(g)	$11.8	(k)	$623.6
Receivables, net	971.1					971.1
Inventories	323.7					323.7
Assets held-for-sale	149.2	(123.7)	(l)	(25.5)	(l)	—
Prepaid expenses and other current assets	144.4	22.5	(h)			166.9
Total current assets	2,003.2	95.8		(13.7)		2,085.3
Property, plant and equipment-net	438.0					438.0
Goodwill	407.5					407.5
Other intangible assets-net	73.8					73.8
Deferred income taxes	67.0					67.0
Operating lease assets	218.1					218.1
Other noncurrent assets	220.3					220.3
Total assets	3,427.9	95.8		(13.7)		3,510.0
LIABILITIES
Accounts payable	$707.0					$707.0
Accrued liabilities and other	333.2	20.8	(i)			354.0
Short-term operating lease liabilities	71.3					71.3
Short-term and current portion of long-term debt	144.4					144.4
Liabilities held-for-sale	81.1	(67.4)	(l)	(13.7)	(l)	0.0
Total current liabilities	1,337.0	(46.6)		(13.7)		1,276.7
Long-term debt	1,876.9					1,876.9
Pension liabilities	100.7					100.7
Other postretirement benefits plan liabilities	57.7					57.7
Long-term income tax liability	68.2					68.2
Long-term operating lease liabilities	153.0					153.0
Other noncurrent liabilities	289.2	6.0				295.2
Total liabilities	3,882.7	(40.6)		(13.7)		3,828.4
EQUITY
RRD stockholders' equity
Preferred stock, $1.00 par value
Authorized: 2.0 shares; Issued: None	—					—
Common stock, $0.01 par value
Authorized: 165.0 shares;
Issued: 89.0 shares in 2020 and 2019	0.9					0.9
Additional paid-in-capital	3,262.5					3,262.5
Accumulated deficit	(2,418.3)	136.4	(j)	—		(2,281.9)
Accumulated other comprehensive loss	(182.9)					(182.9)
Treasury stock, at cost, 17.6 shares in 2020 (2019 - 18.1 shares)	(1,130.2)					(1,130.2)
Total RRD stockholders' equity	(468.0)	136.4		—		(331.6)
Noncontrolling interests	13.2					13.2
Total equity	(454.8)	136.4		—		(318.4)
Total liabilities and equity	$3,427.9	$95.8		$(13.7)		$3,510.0

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES (“RRD”)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The DLS Worldwide discontinued operations column in the unaudited Pro Forma Condensed Consolidated Financial Statements represents the historical financial results directly attributable to the DLS Worldwide business in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, "Presentation of Financial Statements" ("ASC 205").

(b) The International Logistics discontinued operations column in the unaudited Pro Forma Condensed Consolidated Financial Statements represents the historical financial results directly attributable to the International Logistics business in accordance with ASC 205.

(c) The Courier Logistics discontinued operations column in the unaudited Pro Forma Condensed Consolidated Financial Statements represents the historical financial results directly attributable to the Courier Logistics business in accordance with ASC 205.

(d) The Print Logistics discontinued operations column in the unaudited Pro Forma Condensed Consolidated Financial Statements represents the historical financial results directly attributable to the Print Logistics business in accordance with ASC 205.

(e) The Logistics Services discontinued operations column in the unaudited Pro Forma Condensed Consolidated Financial statements represents a non-revenue generating entity for which includes Logistics unallocated expenses not specifically attributable to DLS Worldwide, International Logistics, Courier Logistics or Print Logistics are maintained, such as goodwill impairment, depreciation and amortization, income tax expenses, and other expenses. These expenses are directly related to the Logistics reporting unit and will not continue to be recognized on an ongoing basis in the Company’s financial statements.

(f) During the twelve months ended December 31, 2019 we recorded a $98.6 million goodwill impairment on goodwill recorded in the Company’s Logistics reporting unit.

(g) Represents gross cash proceeds from the sale of DLS Worldwide of $225.0 million, less escrow of $22.5 million and estimated transaction expenses of $5.5 million.

(h) Pursuant to the DLS Worldwide Asset Sales Agreement, $22.5 million of the sales price is retained in an escrow account. We have reflected this asset in Prepaid expenses and other on the Condensed Consolidated Balance Sheet.

(i) Primarily represents estimated income tax expense related to the gain on sale of the DLS Worldwide disposition.

(j) Represents the adjustment to retained earnings to reflect the estimated gain on sale of DLS Worldwide, including income tax effects.

Gross proceeds received from Buyer	$225.0
Transaction expenses	(5.5)
Net assets sold	(63.8)
Estimated tax expense	(19.3)
Gain on sale, net of tax	136.4

(k) On November 3, 2020, we closed the sale of the International Logistics business for $13 million cash subject to a customary working capital adjustment. We estimate that the net proceeds will approximate the net book value of the International business.

(l) Represents the disposition of the assets and liabilities of DLS Worldwide and International Logistics, previously presented as assets and liabilities held for sale related to discontinued operations.